Exhibit 99.1
For Immediate Release
January 2, 2024

PNM Resources Announces Avangrid Termination of Merger Agreement, Schedules Financial Update

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) announces the termination of its merger agreement with Avangrid. While the PNM Resources Board of Directors approved an extension, it was not accepted by Avangrid and Avangrid terminated the merger.

“We are greatly disappointed with Avangrid’s decision to terminate the merger agreement and its proposed benefits to our customers, communities and shareholders,” said Pat Vincent-Collawn, PNM Resources Chairman and CEO. “As we move forward, our strategic plans remain focused on the infrastructure investments necessary to meet the future energy needs of our customers and communities. We look to build upon our strong track record of delivering financial results and continue to target long-term earnings growth of 5%.”

The companies’ merger agreement, announced in October 2020, had been extended through December 31, 2023, while awaiting a decision from the New Mexico Supreme Court on the January 2022 appeal of the New Mexico Public Regulation Commission decision denying the transaction. All other federal and state approvals had been received in 2021.

FINANCIAL UPDATE CONFERENCE CALL: 11 A.M. EASTERN TUESDAY, FEBRUARY 6
On February 6th, 2024, PNM Resources will provide a financial update including preliminary 2023 results, 2024 guidance and the continued 5% long-term earnings growth target. A press release will be issued prior to market open and management will host a live conference call at 11 a.m. Eastern to discuss these items along other company updates. The press release and accompanying presentation materials for the conference call will be posted on the company website at www.PNMResources.com.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10185268/fb4a373624. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources financial update.” Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. A live webcast of the call will be available at
http://www.pnmresources.com/investors/events.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

Contacts:

Analysts            Media
Lisa Goodman            Raymond Sandoval
(505) 241-2160        (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company by Avangrid, Inc. (the “Merger”) which may adversely affect the Company’s business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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